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As filed with the Securities and Exchange Commission on December 26, 2001.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANSACTION SYSTEMS ARCHITECTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0772104 (I.R.S. Employer Identification No.)
224 South 108th Avenue Omaha, Nebraska (Address of principal executive offices)	68154 (Zip Code)

STOCK OPTIONS GRANTED PURSUANT TO AGREEMENT
BETWEEN TRANSACTION SYSTEMS ARCHITECTS, INC.
AND GREGORY J. DUMAN
(Full title of the plan)

David P. Stokes, Esq.
General Counsel and Secretary
Transaction Systems Architects, Inc.
224 South 108th Avenue
Omaha, Nebraska 68514
(402) 334-5101
(Name, address, telephone number, including area code, of agent for service)

with a copy to:

Albert G. McGrath, Jr.
Baker & McKenzie
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Class A Common Stock, par value $.005 per share	25,000	$10.96	$274,000	$65.49

(1)
This registration statement covers shares of Class A Common Stock, par value $.005 per share, of Transaction Systems Architects, Inc. ("Registrant") that may be sold upon the exercise of options granted to Gregory J. Duman. Pursuant to Rule 416, under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers any additional shares of Class A Common Stock of Registrant that may become issuable pursuant to the antidilution provisions of the agreement with Mr. Duman.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The fee is calculated on the basis of the exercise price of the options granted by Registrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

    The documents listed in (a) through (h) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed with the Securities and Exchange Commission (the "Commission") on December 29, 2000.

    (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000, filed with the Commission on February 14, 2001;

    (c) The Registrant's Current Report on Form 8-K dated May 1, 2001, filed with the Commission on May 15, 2001;

    (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Commission on May 15, 2001;

    (e) The Registrant's Current Report on Form 8-K dated July 9, 2001, filed with the Commission on July 10, 2001;

    (f)  The Registrant's Current Report on Form 8-K dated December 14, 2000, filed with the Commission on December 14, 2000, as amended by Form 8-K/A filed with the SEC on July 30, 2001;

    (g) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, filed with the Commission on August 15, 2001; and

    (h) The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on January 11, 1995, including any amendments or reports that the Registrant files for the purpose of updating this description.

Item 4.  Description of Securities

    Not Applicable.

Item 5.  Interest of Named Experts and Counsel

    None.

Item 6.  Indemnification of Directors and Officers

    Pursuant to Section 145 of the General Corporation Law of the State of Delaware ("Delaware Code"), the Registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the Registrant) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or by reason of their serving at the Registrant's request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the

Delaware Code further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

    As permitted by the Delaware Code, the Amended and Restated Certificate of Incorporation, as amended, of the Registrant (the "Certificate of Incorporation") provides for the indemnification of directors and officers, subject to certain limitations. The Certificate of Incorporation expressly provides for the indemnification of a director or officer made a party, or threatened to be made a party, to any proceeding by reason of the fact that he or she is a director or officer of the Registrant. Pursuant to the Certificate of Incorporation, the Registrant has the power to purchase and maintain insurance for its present and former directors, officers, employees and agents. Such a policy is currently in effect. The above discussion of the Certificate of Incorporation and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and the Delaware Code.

    The Amended and Restated Bylaws, as amended, of the Registrant (the "Bylaws") provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as a director, officer, employee or agent of another constituent corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not meet the standards of conduct set fort above. The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as a director, officer, employee or agent of another constituent corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wanton misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred described herein, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf.

Item 7.  Exemption from Registration Claimed

    None.

Item 8.  Exhibits

    The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description
5.1*	Opinion of Baker & McKenzie
10.1*	Stock Option Agreement dated May 8, 2001 between Transaction Systems Architects, Inc. and Gregory J. Duman
23.1*	Consent of Arthur Andersen LLP
23.2*	Consent of Baker &McKenzie (included in Exhibit 5.1)
24*	Power of Attorney (included on the signature page of the Registration Statement)

* filed herewith

Item 9.  Undertakings

    (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on December 26, 2001.

TRANSACTION SYSTEMS ARCHITECTS, INC.
By:	/s/ DWIGHT G. HANSON
Dwight G. Hanson, Chief Financial Officer, Treasurer and Senior Vice President

POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes Dwight G. Hanson to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as he deems appropriate, and each such person hereby appoints Dwight G. Hanson as attorney-in-fact to execute in the name and on behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ GREGORY J. DUMAN Gregory J. Duman	Chairman of the Board and Director	December 26, 2001
/s/ LARRY G. FENDLEY Larry G. Fendley	Interim Chief Executive Officer and Director	December 26, 2001
/s/ DWIGHT G. HANSON Dwight G. Hanson	Chief Financial Officer, Treasurer and Senior Vice President	December 26, 2001
/s/ EDWARD C. FUXA Edward C. Fuxa	Principal Accounting Officer and Controller	December 26, 2001
/s/ CHARLES E. NOELL, III Charles E. Noell, III	Director	December 26, 2001
/s/ JIM D. KEVER Jim D. Kever	Director	December 26, 2001
/s/ ROGER K. ALEXANDER Roger K. Alexander	Director	December 26, 2001

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Baker & McKenzie
10.1*	Stock Option Agreement dated May 8, 2001 between Transaction Systems Architects, Inc. and Gregory J. Duman
23.1*	Consent of Arthur Andersen LLP
23.2*	Consent of Baker &McKenzie (included in Exhibit 5.1)
24*	Power of Attorney (included on the signature page of the Registration Statement)

* filed herewith

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interest of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX